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                                                                   EXHIBIT 10(a)


                                SECOND AMENDMENT
                            TO HELLER FINANCIAL, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN
            (As Amended and Restated Effective as of January 1, 2001)


        WHEREAS, pursuant to the terms of the Agreement and Plan of Merger among Heller Financial, Inc. (the "Company"), General Electric Capital Corporation and Hawk Acquisition Corp., dated as of July 30, 2001 (the "Merger Agreement"), the Board of Directors of the Company determined that it was desirable to amend the Company's Executive Deferred Compensation Plan (As Amended and Restated Effective as of January 1, 2001) (the "Plan")), as permitted by Section 7 of the Plan.

        NOW THEREFORE, in exercise of the power delegated to the undersigned officer by resolution of the Board of Directors in connection with the approval of the Merger Agreement, the Plan is hereby amended as follows, effective as of immediately prior to the closing of the tender offer contemplated by the Merger
Agreement:

    1.  The following clause (l) is hereby added after clause (k) in Section
        2.2 of the Plan:

        "(l) In connection with the transactions contemplated by the Agreement and Plan of Merger among Heller Financial, Inc. (the "Company"), General Electric Capital Corporation and Hawk Acquisition Corp., dated as of July 30, 2001 (the "Merger Agreement"), a Participant may make a one-time election, within 30 days of July 30, 2001, to
               (i) change the method of payment and (ii) change his/her Distribution Date, provided that, in no event shall a distribution as a result of a Participant's Termination of Employment be permitted to commence earlier than the first day of the calendar year following the calendar year in which any such termination occurs. Any election changes made pursuant to this
               Section 2.2(l) of the Plan will only be effective if the tender offer is closed and the Participant is still employed by the Company or one of its subsidiaries as of the closing date of the tender offer."

    2. Section 3.2 of the Plan is hereby amended by deleting the last paragraph thereof relating to deemed investment elections in the Company Stock Fund and adding the following paragraph in its place:

               "Notwithstanding anything contained herein to the contrary, from and after the closing of the tender offer contemplated by the Merger Agreement, the Company Stock Fund shall cease to exist and consequently any limitations or restrictions relating to the transfer or diversification of amounts invested in the Company Stock Fund shall cease and no longer be applicable."

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                            [signature page follows]



     IN WITNESS WHEREOF, this Second Amendment has been executed as of the 15th day of August, 2001 by a duly authorized officer of the Company.

                                   HELLER FINANCIAL, INC.



                                   By:_________________________________________
                                   Name:
                                   Title: